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Exhibit 23.1

PricewaterhouseCoopers LLP 300 North Meridian Indianapolis IN 46204 Telephone (317) 453-4100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2004, except as to Note 19, which is as of May 24, 2004, relating to the financial statements of ADESA, Inc. (formerly known as ADESA Corporation), which appears in the ADESA, Inc. Registration Statement on Form S-1 (File No. 333-113499) dated June 16, 2004.

PricewaterhouseCoopers LLP

Indianapolis, Indiana June 28, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM